EXHIBIT 10.1

Amendment to Share Purchase Agreement

This Amendment to the Share Purchase Agreement (this “Amendment”), dated as of June 8, 2026 (the “Amendment Date”), is entered into by and between Sadot Group Inc., a Nevada corporation (the “Buyer”), and Shrvan Kumar Yadav (the “Seller”).

RECITALS

WHEREAS, the Buyer and the Seller entered into that certain Share Purchase Agreement dated June 2, 2026 (the “SPA”), pursuant to which the Buyer agreed to acquire from the Seller all of the issued and outstanding shares of Anira Consulting FZC; and

WHEREAS, the parties desire to amend the SPA to provide that the Series B Preferred Stock shall be non-convertible and that the Convertible Promissory Note shall be replaced with a promissory note, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the SPA.

2.	Amendments to Article 1 (Definitions).

The definition of “Preferred Shares” in Section 1.1 is hereby amended and restated in its entirety as follows:

“Preferred Shares” means the Series B Non-Convertible Preferred Stock of the Buyer to be issued as part of the Consideration Shares as described in Section 2.4, having such rights and preferences as set forth in the Certificate of Designation as attached hereto as Exhibit A (the “Certificate of Designation”), as amended to reflect the non-convertible terms set forth herein and in the amended Certificate of Designation.

o	The definition of “Convertible Promissory Note” (and all references to the “Convertible Promissory Note” or “Convertible Promissory Note Consideration”) throughout the SPA is hereby amended to refer to the “Promissory Note” (promissory note in the form attached hereto as Exhibit B-1 (the “Promissory Note”)), and all references to convertibility or conversion features of such note are deleted.

3.	Amendments to Article 2 (Purchase Price and Consideration).

o	Section 2.3 is hereby amended and restated in its entirety as follows:

“2.3 Promissory Note Consideration At Closing, the Buyer shall issue to the Designated Recipient(s) the Promissory Note (the “Promissory Note Consideration”) in the aggregate principal amount of USD $5,000,000. The Promissory Note shall not be convertible into shares of common stock of the Buyer.”

Section 2.4 is hereby amended and restated in its entirety as follows:

“2.4 Preferred Share Consideration The balance of the Purchase Price ... shall be satisfied by the issuance to the Designated Recipient(s) of Preferred Shares of the Buyer (the “Preferred Shares Consideration”) representing a value of USD $6,595,000. The Preferred Shares shall be non-convertible.”

Section 2.5 (Conversion Limitation) is hereby deleted in its entirety, as it is no longer applicable. All references to conversion, Conversion Cap, or related limitations throughout the SPA are deleted or conformed accordingly.

4.	Exhibits.

Exhibit A (Certificate of Designation) is replaced with an amended Certificate of Designation reflecting the non-convertible nature of the Series B Preferred Stock (to be filed promptly with the Nevada Secretary of State).

Exhibit B (Convertible Promissory Note) is replaced with the form of Promissory Note attached hereto as Exhibit B-1.

5.	Ratification. Except as expressly amended by this Amendment, the SPA remains in full force and effect and is ratified and confirmed in all respects. In the event of any conflict between this Amendment and the SPA, this Amendment shall control.

6.	Governing Law. This Amendment shall be governed by the laws of the State of Nevada, without regard to conflict of laws principles.

7.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed valid and binding.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Date.

SADOT GROUP INC.

By: /s/ Haggai Ravid
Name: Haggai Ravid
Title: CEO

SELLER

/s/ Shrvan Kumar Yadav
Shrvan Kumar Yadav

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